SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______)

         Filed by the registrant   [x]

         Filed by a party other than the registrant   [ ]

         Check the appropriate box:

         [ ]     Preliminary proxy statement
         [ ]     Confidential, for Use of the Commission Only
                 (as permitted by Rule 14-a6(e)(2))
         [x]     Definitive proxy statement
         [ ]     Definitive additional materials
         [ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 IDT Corporation
             (Exact Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

         [x]     No fee required.
         [ ]     Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

         (1) Title of each class of securities to which transaction applies:_______________________________________________________

         (2) Aggregate number of securities to which transactions applies:_______________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________

         (4)     Proposed maximum aggregate value of transaction:_______________

         (5)     Total fee paid:________________________________________________

         [ ]     Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:________________________________________

         (2)     Form, schedule or registration statement no.:__________________

         (3)     Filing party:__________________________________________________

         (4)     Date filed:____________________________________________________

                                 IDT CORPORATION
                                294 State Street
                              Hackensack, NJ 07601
                                 (201) 928-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 27, 1997


TO THE STOCKHOLDERS OF IDT CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IDT CORPORATION, a Delaware Corporation (the "Company") will be held on Thursday, February 27, 1997 at 5:30 p.m. at the IDT Megabite Cafe located at 19 West 45th Street, New York, New York to consider and vote upon the following:

         1. ELECTION OF DIRECTORS. The election of Class I directors for a term of three years which shall expire at the annual meeting of Stockholders in 1999 and until their successors are elected and qualified. The Board of Directors (the "Board") intends at this time to present the following nominees:

                     James A. Courter

                     J. Warren Blaker

                     Marc E. Knoller

                     Elmo R. Zumalt, Jr.

         2. APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN AND THE EMPLOYEE STOCK OPTION PROGRAM. The ratification of (i) the Company's Amended and Restated 1996 Stock Option Plan and (ii) the Employee Stock Option Program.

         3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. The approval of the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending July 31, 1997.

         4. OTHER BUSINESS. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on February 10, 1997, are entitled to notice of and to vote at the meeting.

         All stockholders are invited to attend the Annual Meeting in person. However, if you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the attached form of proxy and return it by mail in the enclosed envelope as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Howard S. Jonas
                                       ----------------------------------
                                       Howard S. Jonas,
                                       Chairman and Chief Executive Officer

Hackensack, New Jersey
February 10, 1997

                            Mailed to Stockholders on or about February 11, 1997

                                 IDT CORPORATION
                                294 State Street
                              Hackensack, NJ 07601
                                 (201) 928-1000


                                 PROXY STATEMENT


General Information

         This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation ("the Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the accompanying form for use in voting at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, February 27, 1997 at 5:30 p.m., local time, at the IDT Megabite Cafe located at 19 West 45th Street, New York, New York. The shares represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Submission of Proposals for the 1997 Annual Meeting of Stockholders.

         Subject to the Securities and Exchange Commission regulations, proposals of shareholders intended to be presented at the 1997 Annual Meeting (to be held at the end of Fiscal 1997) must be received by the Secretary no later than October 30, 1997, to be included in the 1997 Proxy Statement.

Solicitation and Voting Procedures

         The solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock (the "Common Stock"). The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on Monday, February 10, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 21,613,110 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, consisting of 10,438,780 shares of Common Stock and 11,174,330 shares of Class A Common Stock. A holder of Class A Common Stock is entitled to three votes per share, while a holder of Common Stock is entitled to one vote per share. Both holders of Class A Stock and Common Stock will vote as a single body on all matters presented to the stockholders. The presence at the Annual Meeting of 21,980,886 votes, a majority of the Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         For each of the following matters to be submitted to a stockholder vote, a simple majority of the votes cast will be required for either proper ratification or election.

Proposal No. 1:       Election of Directors            Simple majority of votes cast for each candidate.

Proposal No. 2:       Approval of the Amended and      Simple majority of votes cast will approve both plans.
                      Restated 1996 Stock Option and
                      Incentive Plan and Employee
                      Stock Option Program

Proposal No. 3        Ratification of Auditors.        Simple majority of votes will ratify Board's choice.

         Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information regarding the beneficial ownership of Common Stock (and Class A Stock, assuming conversion of all shares of Class A Stock into Common Stock) as of February 10, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (and Class A Stock, on an as-converted basis), (ii) each of the Company's directors and the Named Executive Officers, and (iii) all directors and officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock (or Class A Stock) indicated as being beneficially owned by them.


                                                        Beneficial Ownership

Name and Address of                                  Number of    Percentage
         Beneficial Owner*                            Shares     of Ownership
---------------------------------                    ----------  ------------
Five Percent Stockholders
Howard S. Jonas (1)............................      11,163,501      53.0%
   294 State Street
   Hackensack, NJ 07601
David S. Steiner(2)............................       1,131,000       5.1
   c/o Steiner Equities Group
   75 Eisenhower Pkwy.
   Roseland, NJ 07068

Named Executive Officers, Directors and Nominee
Howard S. Balter(3)............................         552,920       2.6
James Courter(4)...............................         297,000       1.4
Joyce J. Mason(3)..............................          42,233        *
Meyer A. Berman(5).............................         113,500        *
J. Warren Blaker(3)............................          10,000        *
Bert W. Wasserman(3)...........................          35,000        *
Mark E. Knoller................................         230,000       1.1
Elmo R. Zumwalt, Jr............................               0        *
All directors and officers as a group
   (10 persons)................................      13,422,181      60.9

------------------
   * Less than 1%.

(1) Shares of Class A Stock which are convertible on a share-for-share basis into Common Stock at the option of the holder. 10,434 shares held under partnership under the control of H. Jonas.

(2) Served as a director of the Company's predecessor between 1992 and 1996 and is a director of the Company. Includes 621,000 shares of Common Stock transferred by Mr. Steiner to irrevocable trusts over which Mr. Steiner shares voting power with one individual and 10,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the date of this offering.

(3) Common Stock beneficially owned pursuant to stock options exercisable within 60 days of February 10, 1997.

(4) Includes 60,000 shares beneficially owned pursuant to stock options exercisable within 60 days of February 10, 1997.

(5) Includes 10,000 shares beneficially owned pursuant to stock options exercisable within 60 days of February 10, 1997.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         As set by the Board pursuant to the Certificate of Incorporation of the Company, the authorized number of directors has been set at eleven. There are nine directors presently on the Board. Each director holds office until that director's successor has been duly elected and qualified. The Company's Board is divided into three classes with Messrs. Blaker, Courter and Knoller constituting Class I, Messrs. Balter, Berman and Wasserman constituting Class II and Messrs. Jonas and Steiner and Ms. Mason constituting Class III. Upon the expiration of the term of each class, directors comprising such class of directors will be elected for a three-year term at the next succeeding annual meeting of stockholders. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified.

         In January 1997, the Board determined to increase the total number of directors from nine to eleven. One new director will be added to Class I. Therefore, a total of four Class I directors will be elected at the Annual Meeting to serve for a term of three (3) years until the 1999 Annual Meeting of Stockholders, or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. The Board expects to fill the remaining vacancy by appointing a director within the next several months.

         The nominees are Admiral Elmo R. Zumwalt, Jr., USN (Ret.), and Messrs.
J. Warren Blaker, James A. Courter and Mark E. Knoller. Messrs. Blaker, Courter and Knoller are all incumbent directors. Certain information about the nominees for Class I directors is furnished below.

         Elmo R. Zumwalt, Jr., age 76, has been nominated to become a director of the Company, effective February 1997. He is a retired United States Navy Admiral and served as a Chief of Naval Operations and a member of the Joint Chiefs of Staff from 1970 to 1974. He has been President of Admiral Zumwalt & Consultants, Inc., a Washington-based consulting firm, since prior to 1992. Admiral Zumwalt is a director of Magellan Aerospace Corporation, Dallas Semiconductor Corporation, and NL Industries, Inc. He is also a member of the President's Foreign Intelligence Advisory Board, Chairman of the International Consortium for Research on the Health Effects of Radiation, Chairman of the Morrow Foundation and Chairman of the Ethics and Public Policy Center.

         J. Warren Blaker has been a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. Prior to such time he worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly-owned subsidiary of University Patents, Inc., from 1982 to 1985. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

         James Courter joined the Company as President in October 1996 and has been a director of the Company since March 1996. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert, Laufer & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President's Defense Base Closure and Realignment Commission. Mr. Courter also serves on the Board of Directors of Envirogen, Inc. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

         Marc E. Knoller has been a director of the Company since March 1996. Mr. Knoller joined the Company as its Vice President in March 1991 and also served as a director of its predecessor since such time. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing. Mr. Knoller received a B.B.A. from Baruch College.

         In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The Board has no reason to believe that the persons named above will be unable or unwilling to serve as a nominee or as a director, if elected.

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

         The directors and executive officers of the Company are as follows:

Name                                    Age      Position
----                                    ---      --------
Howard S. Jonas.....................    40       Chief Executive Officer,
                                                   Chairman of the Board, and Treasurer
Howard S. Balter....................    35       Chief Operating Officer and
                                                   Vice Chairman of the Board
James Courter.......................    55       President and Director
Stephen R. Brown....................    40       Chief Financial Officer
Joyce J. Mason......................    37       Secretary and Director
Marc E. Knoller.....................    36       Vice President and Director
Meyer A. Berman.....................    62       Director
J. Warren Blaker....................    62       Director
David S. Steiner....................    67       Director
Bert W. Wasserman...................    64       Director
Elmo R. Zumwalt, Jr.................    76       Director Nominee

         Howard S. Jonas founded IDT in August 1990 and has served as Chairman of the Board and Treasurer since its inception and as Chief Executive Officer since December 1991. He served as President of the Company from December 1991 through September 1996. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp. ("Jonas Publishing"), a publisher of trade directories, since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

         Howard S. Balter has served as Chief Operating Officer of the Company since 1993 and served as the Company's Chief Financial Officer from 1993 to May 1995. Mr. Balter has been a director of the Company since December 1995 and became Vice Chairman of the Board in October 1996. From 1985 to 1993, Mr. Balter operated his own real estate development firm. Mr. Balter holds a B.A. in Mathematics and Computers from Yeshiva University and attended New York University School of Business.

         Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

         Joyce J. Mason has been a director of the Company since March 1996. Ms. Mason has served as Secretary of the Company since its inception. Ms. Mason has been in private legal practice since August 1990. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School. Ms. Mason is Mr. Jonas's sister.

         Meyer A. Berman has been a director of the Company since March 1996. Mr. Berman founded M.A. Berman Co. in 1981, a broker-dealer that services high net worth individuals and institutions, and has served as its President from its inception. Prior to such time Mr. Berman held various positions in the stock brokerage business.

         David S. Steiner has been a director of the Company since March 1996. Mr. Steiner served as a director of the Company's predecessor since 1992. Mr. Steiner has also been Chairman and Manager at the Steiner Equities Group, developers of industrial and office parks and commercial facilities, since May 1996. Prior to such time, Mr. Steiner served as President and Chief Executive Officer of The Sudler Companies since 1955. Mr. Steiner received a B.S. from the Carnegie Institute of Technology.

         Bert W. Wasserman has been a director of the Company since March 1996. Mr. Wasserman was Executive Vice President and Chief Financial Officer of Time Warner Inc. from January 1990 to December 1994 and was also a director of Time Warner from January 1990 to March 1993. Mr. Wasserman was a member of the Office of the President and was also a director of Warner Communications, Inc. ("Warner Communications") from 1981 to 1990, when that company merged to form Time Warner, and had served Warner Communications in various capacities beginning in 1966. Mr. Wasserman serves as a member of various boards, including: several investment companies in the Dreyfus Family of Funds; Lillian Vernon Corp., a catalog seller of home products; Winstar Communications, Inc., a wireless communications company; Mountasia Entertainment International, Inc., an operator of family recreation centers; and The New German Fund, a New York Stock Exchange listed mutual fund operated by Deutsche Bank AG. Mr. Wasserman is a graduate of Baruch College and Brooklyn Law School.

Relationships Among Directors or Executive Officers

         Mr. Howard Jonas, Chairman and Chief Executive Officer is Ms. Joyce J. Mason's brother. There are no other family relationships among any of the directors or executive officers of the Company.

Certain Relationships and Related Transactions

         Simon L. Lermer, who served as a director of the Company from December 1992 to December 1995, is the sole stockholder of Lermer Overseas Telecommunications, Inc. ("Lermer"). Mr. Lermer and Marc Knoller, a director of the Company, are the two directors of Lermer. Under an agreement between Lermer and the Company in effect from April 1994 until May 1996, Lermer provided long-distance telecommunications services to the Company's customers and the Company marketed Lermer's long-distance services and also provided Lermer with marketing, technical support, billing and collection and rate procurement services. Payments made to Lermer by the Company in Fiscal 1994 (from the inception of Lermer in April 1994 until July 31, 1994), Fiscal 1995 and Fiscal 1996 were $181,160, $2,416,534 and $2,142,718, respectively.

         The Company currently leases one of its three headquarters facilities in Hackensack, New Jersey from a corporation which is wholly-owned by Howard Jonas, the Company's Chief Executive Officer and Chairman of the Board of Directors. Aggregate lease payments under such lease were $24,000 for Fiscal 1996 and are expected to be $24,000 for Fiscal 1997.

         In September 1995, the Company borrowed $75,000 at 12% per annum from Meyer A. Berman, a stockholder and, as of March 1996, a director, of the Company. The principal amount of, and accrued interest on, this loan was payable in September 1996. In October 1995, the Company issued promissory notes in the principal amount of $100,000 to each of David S. Steiner, a stockholder and, as of March 1996, a director of the Company, and Peter D. Sudler, a stockholder and former director of the Company. These notes bore interest, due in monthly installments, at the rate of

12% per annum and matured one year from issuance. The Company issued promissory notes in the principal amount of $250,000 in January 1996 and in February 1996 to Mr. Steiner. Such notes also bore interest, due in monthly installments, at the rate of 12% per annum and matured one year from issuance. In November 1995, the Company issued a promissory note in the principal amount $100,000 to Mr. Lermer, which note bore interest at the rate of 12% per annum and was due in November 1996. This note required the Company to redeem the note for an amount equal to its principal amount plus accrued interest and a redemption premium in the amount of 10% of the principal amount of the note upon completion of an initial public offering by the Company. All such loans and notes were repaid in full in March 1996 with proceeds from the Company's initial public offering. In the first three quarters of Fiscal 1996, the Company also borrowed an aggregate of $760,000 from Jonas Publishing Corp., a corporation which is wholly-owned by Mr. Jonas. Such borrowings did not bear interest. Of such borrowings, $400,000 was repaid before the initial public offering and $360,000 was repaid with the proceeds of the initial public offering.

         The Company granted options to purchase 10,000 shares of Common Stock at an exercise price of $10.00 per share to each of the non-employee directors as of March 15, 1996. Options to purchase 25,000 shares of Common Stock for $10.00 per share were granted to Bert W. Wasserman in March 1996. Such options were immediately exercisable and have a term of ten years. See "Compensation of Directors."

         In January 1996, Howard S. Jonas, the Company's Chief Executive Officer and Chairman of the Board of Directors, loaned $500,000 to Yovelle Renaissance Corporation ("Yovelle"), the owner of the Genie on-line service. In consideration for such loan, Yovelle issued a promissory note in the principal amount of $500,000 to Mr. Jonas. Such note bore interest at a rate of 12% per annum and was due in June 1996. The Company acquired all of the stock of Yovelle in August 1996. Prior to such acquisition, Mr. Jonas's loan was repaid in full by Yovelle.

         James Courter, the President and a Director of the Company, was a partner of the law firm of Verner, Liipfert, Bernhard, McPherson & Hand until September 1996. The firm has served as counsel to the Company since January 1996. Mr. Courter is a partner of the law firm Courter, Kobert, Laufer & Cohen which has served as counsel to the Company since July 1996. Fees paid to each of the firms by the Company were less than 5% of the firms' gross revenues for each fiscal year in which they represented the Company. In addition, in connection with his employment by the Company, Mr. Courter's employment agreement provides for a grant of options to purchase 100,000 shares of Common Stock at an exercise price of $10 per share, to vest on a pro rata basis quarterly for the first quarter and then monthly for the remainder of the first year of his employment. In addition, the agreement provides for grants of options to purchase 100,000 shares on or about each of the dates of October 1, 1997, and October 1, 1998, vesting on a pro rata basis quarterly in the year of such grant at a purchase price of approximately $2 per share below the market price.

         The Company has not and will not extend or guarantee loans to officers or directors of the Company, unless such loans are approved by either a majority of the independent, disinterested, outside directors or a majority of the Board or a committee thereof, are for bona fide business purposes and may be reasonably expected to benefit the Company.

Committees of the Board of Directors

                  The Board of Directors has established a Compensation Committee consisting of Messrs. Berman, Blaker, and Steiner and an Audit Committee consisting of Messrs. Berman, Blaker and Wasserman. Membership in each of the committees is determined by resolution of the Board of Directors. The Audit Committee is responsible for recommending the independent auditors of the Company and reviewing with the independent auditors (i) the scope and results of the audits and the internal accounting controls of the Company, and (ii) the audit practices and professional services furnished by the independent auditors and (iii) reporting to the Board with respect to any and all of the above. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and is responsible for administration of the Amended and Restated Stock Option and Incentive Plan.

         From July 31, 1995 to July 31, 1996, there were six meetings of the Board of Directors. All directors attended at least 75% of all Board meetings. Because of their recent formation, the Audit and Compensation Committees did not convene during the fiscal year ending July 31, 1996.

Compensation of Directors and Executive Officers

Compensation of Directors

         Each non-employee director received as of March 15, 1996 grants exercisable for 10,000 shares of Common Stock at an exercise price of $10.00 per share, and will annually receive grants of options exercisable for 10,000 shares of Common Stock on the date of the Annual Meeting of Stockholders under the Company's 1996 Stock Option and Incentive Plan.

         All Directors will receive an annual fee of $15,000 commencing January 1, 1997. The Directors may choose to receive 3000 options in lieu of the $15,000 fee.

Executive Compensation

         The following table sets forth certain information for the Company's last completed fiscal year concerning the compensation of the Company's Chief Executive Officer and the Company's most highly compensated executive officers (whose salary and bonus exceeded $100,000), other than the Chief Executive Officer, who were serving as executive officers as of July 31, 1996 (the "Named Executive Officers"). The Company does not have executive long-term compensation or incentive plans.

Summary Compensation Table

                                                                                   Long-term
                                                                                  Compensation
                                     Annual Compensation                             Awards
                              -------------------------------                     ------------
                                                                    Other          Securities
                                                                    Annual         Underlying       All Other
Name and Principal Position   Year(1)   Salary ($)  Bonus ($)   Compensation ($)   Options (#)   Compensation ($)
---------------------------   -------   ----------  ---------   ----------------  ------------   ----------------
Howard S. Jonas............   1996      65,000          0            0                 0                0
  Chairman of the Board,
  Chief Executive
  Officer, and Treasurer

Howard S. Balter...........   1996      175,000     64,000           0                 0                0
  Chief Operating
  Officer and Vice Chairman

----------------
(1) Information with respect to prior fiscal years is not presented because the Company was not a reporting Company pursuant to the Securities Exchange Act of 1934, as amended, prior to Fiscal 1996.

Stock Options Granted in Last Fiscal Year

         There were no grants of options to purchase shares of Common Stock made during Fiscal 1996 to the Named Executive Officers.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

         The following table provides certain information concerning the number of shares of Common Stock underlying unexercised stock options held by each of the Named Executive Officers and the value of such officers' unexercised stock options at July 31, 1996. No stock options were exercised by the Named Executive Officers during Fiscal 1996.

                                                          Number of Securities
                                                          Underlying Unexercised     Value of Unexercised
                                Shares                    Options at                 In-the-Money Options at
                                Acquired                    Fiscal Year-End(#)         Fiscal Year-End ($) (1)
                                on           Value        -------------------------- -------------------------
Name                            Exercise (#) Realized ($) Exercisable  Unexercisable Exercisable Unexercisable
----                            ------------ ------------ -----------  ------------- ----------- -------------
Howard S. Jonas...............      0            0                0          0               0         0
Howard S. Balter..............      0            0          552,920          0       6,115,786         0

----------------
(1) The closing price of the Common Stock on July 31, 1996, as reported by the Nasdaq National Market, was $11.50 per share.

Employment Agreements

         The Company has entered into employment agreements with Messrs. Jonas and Balter. Mr. Jonas's employment agreement, dated as of January 1, 1996, provides for a base salary of a minimum of $200,000 which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Jonas's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to twice his base salary as then in effect. The agreement has a three year term but is automatically extendable for one year periods unless the Board of Directors or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed to not compete with the Company for a period of one year following termination of the agreement.

         Mr. Balter's employment agreement, dated as of January 1, 1996, provides for a base salary of a minimum of $175,000 which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Balter's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Balter an amount equal to twice his base salary as then in effect. The agreement has a three year term but is automatically extendable for one year periods unless the Board of Directors or Mr. Balter notifies the other, within 90 days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Balter has agreed to not compete with the Company for a period of one year following termination of the agreement.

Compensation Committee Interlocks and Insider Participation

         During Fiscal 1996, the Compensation committee was comprised of Messrs. Berman, Blaker and Courter and the Audit committee was comprised of Messrs. Berman, Blaker and Wasserman. Each of the members of the Compensation Committee and the Audit Committee were not employees of the Company during such period, however, Mr. Berman and Mr. Courter have had transactions with the Company as described in "Certain Relationships and Related Transactions." During Fiscal 1995, the Company did not have a Compensation Committee or an Audit Committee. Mr. Courter was elected president of the Company as of October 1996, and was replaced on the Compensation Committee by Mr. David Steiner. Messrs. Jonas and Balter each participated in the determination of officers' compensation during Fiscal 1995.

Report of the Compensation Committee of the Board of Directors

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Act or under the Exchange Act.

         The Compensation Committee decides upon the compensation levels of the various officers of the Company with a view to attract, retain, motivate, and reward key employees who possess the necessary leadership and management skills, through competitive base salary, long-term incentives such as grants and awards of stock options, and various other benefits.

         The policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for commendable performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

         Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed by the Compensation Committee in accordance with criteria including individual performance, the functions charged to each officer, the scope of the officer's duties, trends in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given such factors by the Compensation Committee may vary across each individual arrangement.

         Stock Option Grants. Stock options are granted to executive officers and other employees under (i) the Amended and Restated 1996 Stock Option and Incentive Plan and (ii) the Employee Stock Option Program. The Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for both executive officers and employees to manage the Company in consonance with the interests of shareholders. Stock option grants and awards are given with the intent to focus the grantee's attention on long-term performance of the Company, as well as to give an incentive for the grantee to maintain a long-term relationship with the Company. The number of options or awards granted and other options terms, such as vesting, are determined by the Committee, based on recommendations of management in light of the grantee's level of responsibility, prior performance, and other compensation. However, neither plan provides for specific quantitative criteria for weighing these factors. Rather, a decision to grant an option or award is primarily based upon an evaluation of the past as well as future anticipated performance and responsibilities of the grantee.

         401(k) Plan. The Company has established a plan, effective September 1, 1996, pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), for non-union employees. Executive officers of the Company are permitted to participate on a parity with other employees.

         Chief Executive Officer Compensation. The Company has entered into an employment agreement with Mr. Howard S. Jonas, dated as of January 1, 1996, providing for an annual base salary of a minimum of $200,000 which may be increased, but not decreased, during the term of the agreement. Mr. Jonas's compensation for Fiscal 1996 was $65,000. Mr. Jonas's base salary was established in part by comparing the bases salaries of chief executive officers at other companies of similar size. Mr. Jonas's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company. Mr. Jonas did not receive a bonus or any grants or awards of stock options in 1996.

                               THE COMPENSATION COMMITTEE OF
                               THE BOARD OF DIRECTORS

                               Meyer A. Berman
                               David S. Steiner
                               J. Warren Blaker

Performance Graph of Stock

         The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Company's Common Stock from the date of the Company's initial public offering (March 15, 1996) through December 13, 1996, as well as the cumulative total return on (i) the Nasdaq National Market and (ii) a composite of the Nasdaq Telecommunications and Computer Indices. The stock price performance on the graph below is not necessarily indicative of future price performance.

         The figures for the composite industry index (the "Composite C&T") have been derived by drawing average returns from each of the Nasdaq Computer and Nasdaq Telecommunications Indices, weighted according to the percentage of total revenues from each of the Company's operations as of July 31, 1996 (62% Telecommunications, 38% Internet).

Comparison of Cumulative Total Returns Among IDT Common Stock, Nasdaq National Market Composite Index and the Composite Computer and Telecommunications Index

                                   3/15/96      6/14/96      9/13/96    12/13/96
                                   -------      -------      -------    --------
   IDT Corp.                           100       137.21       127.90      105.81
   NNM Composite                       100       110.34       108.51      117.34
   Composite C & T                     100       109.19       105.72      112.62

         The stock performance graph assumes $100 was invested on March 15, 1996.

                               [GRAPHIC OMITTED]

                                 PROPOSAL NO. 2

           APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK OPTION AND
              INCENTIVE PLAN AND THE EMPLOYEE STOCK OPTION PROGRAM

The Company's Shareholders are being asked to act upon a proposal to ratify the actions of the Board in adopting (i) the Amended and Restated 1996 Stock Option Plan (the "Plan"); and (ii) the Employee Stock Option Program (the "Program").

Submission to Stockholder Vote

         Under the terms of the Plan and Program, stockholder vote is not required for operation of the Plan or the Program. However, the Plan and the Program are being submitted for stockholder vote in order to qualify certain grants of options made under the Plan and Program as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

The Amended and Restated 1996 Stock Option and Incentive Plan

         The original 1996 Stock Option and Incentive Plan was amended by the Board in January 1997 to provide various clarifications with respect to the Plan's application to non-employee directors and to eliminate the requirement for stockholder approval. The description in this Proxy Statement of the principal terms of the Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Plan which is incorporated by reference as an exhibit to the Registration Statement on Form S-8 filed to register the shares under the Plan with the Securities and Exchange Commission on January 14, 1997 (File No. 333-19727), and attached herein as Exhibit A.

         Pursuant to the Plan, key employees, directors and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Plan may be ISOs, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during the term of the Plan. Restricted stock may be granted in addition to or in lieu of any other award granted under the Plan. The Company has authorized 2,300,000 shares of Common Stock for issuance under the Plan (subject to antidilution and similar adjustments).

         The Plan is administered by the Compensation Committee (the "Committee") appointed by the Board. Subject to the provisions of the Plan, the Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable.

         In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Company and such other factors as the Committee shall deem relevant.

         An option may be granted on such terms and conditions as the Committee may approve, and generally may be exercised for a period of up to 10 years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Plan) of the Company. The Committee may provide for the payment of the option price in cash, by delivery of Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" (as defined in the Plan).

         The Plan provides for automatic formula option grants to eligible non-employee directors of the Company. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company's initial public offering in March 1996 and options to purchase 10,000 shares of Common Stock will be granted to each new non-employee director upon such director's initial election and qualification for the Board. In addition, options to purchase 10,000 shares of Common Stock will be granted annually to each non-employee director on the day of each annual stockholder meeting. Each option will have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. All such options granted to non-employee directors will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, expire on the earliest of
(i) the tenth anniversary of the date of grant, (ii) one year following the optionee's termination of directorship on account of death or disability or
(iii) three months following the optionee's termination of directorship with the Company for any other reason.

         The Plan also permits the Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of Common Stock covered by options. Generally, SARs may be exercised only at such time as the related option is exercisable and LSARs may be exercised only during the 90 days immediately following an "Acceleration Date" (as defined in the Plan) except that, in the case of an "Insider" (as defined in the Plan), (i) an SAR and an LSAR must be held for at least six months before it becomes exercisable and (ii) an LSAR must automatically be paid out in cash. LSARs will be exercisable only if, and to the extent, that the option to which the LSARs relate is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of Common Stock exceeds the option price.

         Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Common Stock, as determined by the Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (ii) the exercise price per share of the option to which the SAR relates.

         Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of
(i) the greater of (x) the highest Fair Market Value of a share of Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

         When an SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

         The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Committee determines (the "restricted period"). The Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control.

         During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

         The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided however, that, to the extent required by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

         No awards may be granted under the Plan after ten years after its adoption.

The Employee Stock Option Program

         The Company's Employee Stock Option Program is an informal stock option program whereby selected executive officers, other key employees, directors, consultants and advisors of the Company were granted options to purchase shares of Common Stock. The primary purpose of the Program was to provide long-term incentives to the executive officers, other key employees, directors, consultants and advisors of the Company and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other terms and conditions set forth in the stock option agreement entered into between the Company and the optionee. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Committee. Under such program, options to purchase an aggregate of 2,158,770 shares of Common Stock have been granted. The Company does not anticipate that any additional options will be granted under this program.

         The summary of the Program contained in this Proxy Statement is qualified in its entirety by the actual terms of each Stock Option Agreement (the "Agreements") between the Company and an individual participant, copies of which are on file with the Company's Secretary.

         The Program provides for the granting of rights (the "Options") to purchase shares of Common Stock which may vest either upon grant or upon a specified date as stated in the Agreement. Options may be in the form of ISOs and NQSOs.

         The Program is administered by the Committee. The Committee has the authority to construe and interpret the Program and to establish and amend rules and regulations for administering the Program. The Committee has the authority to determine the eligible participants in the Program and the number of Options to be granted under the Program.

         The number of shares of Common Stock reserved for issuance pursuant to the Program is 2,158,770 shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that will have been or may be reacquired by the Company. As of January 1, 1997, Options exercisable for 2,158,770 shares of Common Stock had been granted.

         The Program provides that in the event of certain corporate transactions, the Committee may make equitable changes or adjustments to any or all of (i) the number of shares of Common Stock subject to the Options and (ii) the price per share of Options (the "Option Price") adjusted to reflect such event and preserve the value of such Options.

         Pursuant to the Program, awards of Options may be granted to executive officers, other key employees, directors, consultants and advisors of the Company in the sole discretion of the Committee. In determining the persons to whom Options have been granted and the number of shares for which the Options are exercisable, the Committee has taken into account the duties of the respective persons, their present and potential contributions to the success of the Company and other such factors as the Committee has deemed relevant in connection with accomplishing the purpose of the Program.

         Options under the Program are evidenced by the Agreements which contains the terms and conditions of such Options, including provisions concerning exercisability and cancellation upon termination of employment or the consulting arrangement (by reason of death, disability, retirement or otherwise) as determined by the Committee. The Agreement also provides that no Option may be assigned or transferred by the recipient except by will or by the laws of descent and distribution and that Options are exercisable during the recipient's lifetime only by the recipient or the recipient's guardian or legal representatives.

         Options are rights to purchase the number of shares of Common Stock specified in the Agreements at the Option Prices specified therein. The Agreements specify the number of shares of Common Stock to which they pertain, the date on which such Options or any portion thereof may be exercised and certain other provisions concerning exercisability and cancellation.

         An Option is exercisable by giving written notice (an "Exercise Notice") to the Company. If the recipient fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, the Options with respect to such undelivered shares may be terminated in the sole discretion of the Committee. The Option must be paid at the time of exercise in full, in cash or in whole shares of Common Stock with a fair market value at least equal to the Option Price (or in a combination of cash and whole shares of Common Stock). The Program also provides for the cashless exercise of options through a broker-dealer.

Options and Awards Under the Plan and Program.

         The Company cannot now determine the number of options or awards to be granted in the future under the Plan or Program to officers, directors, and employees.


                         THE BOARD RECOMMENDS A VOTE FOR
              APPROVAL OF THE PLAN AND PROGRAM AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 3

              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS.

         The stockholders will be asked to approve the reappointment of Ernst & Young LLP as the Company's independent auditors for its next fiscal year ending July 31, 1997.

         Ernst & Young has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                      AS THE COMPANY'S INDEPENDENT AUDITORS
                    FOR THE FISCAL YEAR ENDING JULY 31, 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in Fiscal 1996, other than the report of each of the non-employee directors, Messrs. Berman, Blaher, Steiner and Wasserman, relating to each of their acquisition of stock options in Fiscal 1996 which are expected to be filed in February 1997.

Other Matters

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Howard S. Jonas
                                  -----------------------------------
                                  Howard S. Jonas, Chairman and Chief
                                  Executive Officer

[Form of Proxy Card]

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 IDT CORPORATION

                                294 State Street
                              Hackensack, NJ 07601
                                 (201) 928-1000

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 27, 1997

         The undersigned appoints Howard S. Jonas and Stephen Brown, or any one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Shareholders of IDT Corporation to be held at the IDT Megabite Cafe, 19 West 45th Street, New York, NY on February 27, 1997 at 5:30 p.m. and any adjournment of that meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the meeting, except otherwise indicated below.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTORS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          INSTRUCTIONS TO PROXY HOLDER

         TO THE STOCKHOLDERS OF IDT CORPORATION:

Please mark the applicable boxes as follows: [x] or [solid black box]

Plan to Attend the Meeting:
    [ ]  WILL ATTEND               [ ]  WILL NOT ATTEND

Check the applicable box and complete this form if you desire to instruct the proxy holder regarding the voting of your shares with respect to the following:

1.  Election of Directors. The nominees are:
    JAMES A. COURTER, J. WARREN BLAKER, MARC E. KNOLLER AND ELMO R. ZUMWALT, JR.
    [ ]  FOR      [ ]  WITHHOLD    [ ]  FOR, except vote withheld from following
                                        nominee(s):_____________________________
                                        ________________________________________

2. Approval of the Amended and Restated 1996 Stock Option and Incentive Plan, and the Employee Stock Option Program:
    [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending July 31, 1997:
    [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please five full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                  Date: ______________, 1997


                                  --------------------------------
                                  Printed Name of Shareholder


                                  --------------------------------
                                  Signature


                                  --------------------------------
                                  Signature

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

                                                                       Exhibit A

                                 IDT CORPORATION

                              AMENDED AND RESTATED

                      1996 STOCK OPTION AND INCENTIVE PLAN


      1.    Purpose; Types of Awards; Construction.

            The purpose of the IDT Corporation 1996 Stock option and Incentive Plan (the "Plan") is to afford an incentive to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.


      2.    Definitions.

            As used in this Plan, the following words and phrases shall have the meanings indicated:

            (a) "Acceleration Date" shall have the meaning set forth in Section 12.

            (b) "Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" shall mean a committee established by the Board to administer the Plan.

            (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

            (g) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

            (h) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (j) "Fair Market Value" per share as of a particular date shall mean
(i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

            (k) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

            (l) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

            (m) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock.

            (n) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

            (o) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

            (p) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

            (q) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

            (r) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

            (s) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

            (t) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

            (u) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

            (v) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

            (w) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

            (x) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

            (y) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

            (z) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.


      3.    Administration.

            The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "disinterested directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

            The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

      4.    Eligibility.

            Awards may be granted to executive officers, other key employees, directors and consultants of the Company. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 13 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

      5.    Stock.

            The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 2,300,000, subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

            If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock-Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award-shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

            In no event may a Grantee be granted during any calendar year Options to acquire more than 1,000,000 shares of Common Stock or more than 1,000,000 shares of Restricted Stock.

      6.    Terms and Conditions of Options.

            Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

            (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

            (b) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

            (c) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

            (d) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine including a cashless exercise procedure through a broker-dealer.

            (e) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

            (f) TERMINATION. Except as provided in this Section 6(f) and in
Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to-which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe).

            (g) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6 (f) hereof) , or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe)

            (h) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

      7.    Nonqualified Stock Options.

            Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

      8.    Incentive Stock Options.

            Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

            (a) VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000.

            (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

      9.    Stock Appreciation Rights.

            The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions unless otherwise specifically provided in such Agreement:

            (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

            (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

            (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will hot be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option, shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

            (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying
(i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

            (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation

Right shall be canceled to the extent of the number of shares of Common Stock as to which the option is exercised or surrendered.

            (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

            (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d), may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9 (d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

      10.   Limited Stock Appreciation Rights.

            The Committee shall have authority to grant a Limited Right to the Grantee of any Option Under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

            (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

            (b) EXERCISE. A Limited Right may be exercised only during the ninety-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right granted to a Grantee who is an Insider must be

(i) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met).

            (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

                        (i) in the case of the realization of Limited Rights by
            reason of an acquisition of Common Stock described in Section 12
            (b)(i) below, an amount equal to the Acquisition Spread as defined in Section 10(d)ii) hereof; or

                        (ii) in the case of the realization of Limited Rights by
            reason of stockholder approval of an agreement or plan described in
            Section 12(b)(iii) below, an amount equal to the Merger Spread as defined in Section 10(d)(iv) hereof; or

                        (iii) in the case of the realization of Limited Rights
            by reason of the change in composition of the Board described in
            Section 12(b)(ii) or stockholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the Spread as defined in Section 10(d)(v) hereof.

            Notwithstanding the foregoing provisions of this Section 10(c), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

            (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

                        (i) The term "Acquisition Price per Share" as used
            herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 12(b)(i) below, the greatest of (A) the highest price per share shown on the Statement of Schedule 13D or amendment thereto filed by the holder of 25%, or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised.

                        (ii) The term "Acquisition Spread" as used herein shall
            mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

                        (iii) The term "Merger Price per Share" as used herein
            shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in
            Section 12(b)(iii) below, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

                        (iv) The term "Merger Spread" as used herein shall mean
            an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

                        (v) The term "Spread" as used herein shall mean, with
            respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 12(b)(ii) or stockholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

            (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or term nation of a related option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

            (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Agreement evidencing the Limited Rights being exercised and, if applicable, the option Agreement evidencing the related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

      11.   Restricted Stock.

            The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

            (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

            (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

            (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and required by, the Company or a subsidiary at no cost to the Company or subsidiary.

            (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares And to vote such shares.

            (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of an Acceleration Event, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

      12.   Effect of Certain Changes.

            (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

            (b) If, subsequent to the Initial Public Offering, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company") --

                        (i) any "person," as such term is used in Sections 13(d)
            and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (4) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting owner of the Company's then outstanding voting securities;

                        (ii) during any period of not more than two consecutive
            years, not including any period prior to the adoption of this Plan by the board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                        (iii) the stockholders of the Company approve a merger
            or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80%; or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as hereinabove defined) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

                        (iv) the stockholders of the Company approve a plan of
            complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)--

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement (including awards granted pursuant to Section 13 hereof) shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

           (c) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

      13.   Non-Employee Director Options.

            The provisions of this Section 13 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 13, the other provisions of the plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

            (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 13. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this Section 13 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

            (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an


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Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

            (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

            (d) ANNUAL GRANTS. On the date of each annual meeting of stockholders commencing with the annual meeting at which this Plan is approved, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000, shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

            (e) VESTING. Each option granted under this Section 13 shall be fully exercisable on the date of grant. Sections 6 (e) , 6 (f) and 6 (g) hereof shall not apply to Options granted to Non-Employee Directors.

            (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth h in this Section 13.

            (g) DEFINITIONS. For purposes of this Section 13, the following terms shall have the following meanings:

            "Cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

      14.   Period During Which Awards May Be Granted.

            Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

      15.   Nontransferability of Awards.

            Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.


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

      16.   Approval of Stockholders.

            The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date.

      17.   Agreement by Grantee Regarding Withholding Taxes.

            If the Committee shall so require, as a condition of exercise of an option, Stock Appreciation Right or Limited Right or the expiration of the Restricted Period (each a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

      18.   Amendment and Termination of the Plan..

            The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

      19.   Rights as a Stockholder.

            Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

      20.   No Rights to Employment.

            Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards


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

granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

      21.   Beneficiary.

            A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

      22.   Governing Law.

            The Plan and all determinations made and actions taken pursuant hereto shall- be governed by the laws of the State of Delaware.


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